As filed with the Securities and Exchange Commission on March 8, 2010

Registration No. 333-159652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMAC INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(313) 556-5000

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan

48265-2000

(313) 556-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Shapiro

Benjamin M. Roth

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-159652) (the “Registration Statement”) is being filed by GMAC Inc. (the “Company”) to deregister all of the shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1, and Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2 (collectively, the “Shares”). None of the Shares have been sold under the Registration Statement as of the effective date of this Post-Effective Amendment No. 1. The Shares were registered to permit resales of the Shares by the investor named in the Registration Statement. None of the Shares remain outstanding. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all Shares that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GMAC Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, and State of Michigan, on the 8th day of March, 2010.

GMAC Inc.

By:	/S/ MICHAEL A. CARPENTER
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed on March 8, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ MICHAEL A. CARPENTER Name: Michael A. Carpenter	Chief Executive Officer and Director (Principal Executive Officer)

* Name: Robert S. Hull	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

* Name: David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

* Name: Robert T. Blakely	Director

* Name: Mayree C. Clark	Director

* Name: Kim S. Fennebresque	Director

* Name: Franklin W. Hobbs	Director

* By:	/S/ CATHY L. QUENNEVILLE
Cathy L. Quenneville
Attorney-in-Fact